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                                                                     EXHIBIT 21



                        SUBSIDIARIES OF FAIRMARKET, INC.



                                                   JURISDICTION OF
NAME                                               ORGANIZATION
----                                               ------------

FairMarket GmbH                                    Germany

FairMarket Securities Corporation                  Massachusetts

FairMarket UK Limited                              England

The FairMarket Network Pty Ltd                     Australia